UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 8, 2014 (October 7, 2014)

GOLD CREST MINES, INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-52392
(Commission File No.)

724 E. Metler Lane
Spokane, Washington 99218
(Address of principal executive offices and Zip Code)

(509) 893-0171
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 7, 2014, we entered into a Change in Control Agreement (the "Agreement") with certain shareholders of Amazing Energy, Inc., a Nevada corporation ("AEI") wherein said AEI shareholders agreed to purchase from us and we agreed to sell to said AEI shareholders, 384,848,504 restricted shares of our common stock and 79,755 shares of our Series A Convertible preferred stock in consideration of said AEI Shareholders transferring all right, title and interest in and to 12,829,000 shares of common stock of AEI.  Each Series A Convertible preferred share is convertible into 10,000 restricted shares of our common stock upon our articles of incorporation being amended to increase our authorized shares of common stock to allow for the issuance of the 797,550,000 additional common shares.

ITEM 9.01	EXHIBITS

Exhibit No.	Document Description

10.1	Change In Control Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 8th day of October 2014.

GOLD CREST MINES, INC.

BY:	TERRENCE J. DUNNE
Terrence J. Dunne, President